EXHIBIT 99.1

For Immediate Release

Contact:	Glenn P. Muir	Frances Crecco
	Executive Vice President & CFO	Director, Investor Relations
	Hologic, Inc.	Hologic, Inc.
	(781) 999-7300	(781) 999-7377

HOLOGIC ANNOUNCES THIRD QUARTER

FISCAL 2007 OPERATING RESULTS

Revenues, Earnings and Backlog Increase to Record Highs

BEDFORD, Mass, (July 31, 2007) — Hologic, Inc. (NASDAQ: HOLX), a leading provider of state-of-the-art diagnostic and digital imaging systems directed towards women’s health, today announced its results for the quarter ended June 30, 2007.

Highlights of the quarter include:

•	Record revenues of $191.5 million.

•	Record earnings of $24.7 million.

•	Record 328 Selenia full field digital mammography systems installed and recognized as revenue.

•	Record backlog of $222.1 million.

•	Cash balance increases to $93.8 million.

Third quarter fiscal 2007 revenues totaled $191,505,000, a 60% increase when compared to revenues of $119,685,000 in the third quarter of fiscal 2006. For the third quarter of fiscal 2007, Hologic reported net income of $24,748,000, or $0.45 per diluted share, compared with net income of $12,017,000, or $0.25 per diluted share, in the third quarter of fiscal 2006. The improvement in quarterly earnings primarily reflects the increase in product sales of Selenia® full-field digital mammography systems in the current quarter as compared to the third quarter of fiscal 2006. Included in the current quarter’s results are the operations of (i) AEG Elektrofotografie (“AEG”), acquired on May 2, 2006, (ii) R2 Technology, Inc. (“R2”), acquired on July 13, 2006, and (iii) Suros Surgical Systems, Inc. (“Suros”), acquired on July 27, 2006.

The Company’s non-GAAP adjusted net income for the third quarter of fiscal 2007 increased 104% to $28.7 million compared to the Company’s non-GAAP adjusted net income of $14.1 million in the third quarter of fiscal 2006. The Company’s fiscal 2007 third quarter non-GAAP adjusted net income excludes the following:

•	a $3.8 million charge to operating expenses to amortize the intangible assets acquired from AEG, Fischer, R2 and Suros; and

•	a $1.6 million charge for stock-based compensation expense.

Non-GAAP adjusted net income is a non-GAAP financial measure. A reconciliation of this adjusted net income to the Company’s net income for the third quarters of fiscal 2007 and 2006 is set forth in the supplemental disclosure schedule attached to this press release. The Company believes this non-GAAP measure is useful to investors in comparing the results of operations in fiscal 2007 to the comparable period in fiscal 2006 by eliminating certain of the more significant effects of the acquisitions that took place in fiscal 2006, as well as the Company’s adoption of FASB Statement 123R at the beginning of fiscal 2006. Management uses this non-GAAP financial measure for this purpose. When analyzing the Company’s operating performance, investors should not consider this non-GAAP measure as a substitute for net income prepared in accordance with GAAP.

For the nine months ended June 30, 2007, revenues increased 74%, to $535,804,000 compared to revenues of $308,625,000 in the nine months ended June 24, 2006. For the nine months ended June 30, 2007, Hologic recognized net income of $62,468,000, or $1.14 per diluted share, compared with net income of $28,897,000, or $0.61 per diluted share, for the comparable nine-month period in fiscal 2006.

During the third quarter, Hologic recognized as revenue the sale of 328 Selenia full-field digital mammography systems. At June 30, 2007, the Company’s backlog for orders of Selenia was 537 systems, and total backlog for all products was $222.1 million.

“We are very pleased with our financial results for the fiscal third quarter, including strong revenue growth, increased earnings and a growing backlog,” said Jack Cumming, Chairman and CEO. “Once again, our sales growth this quarter was highlighted by the continued demand for Selenia, our full field digital mammography system. We believe we are continuing to gain market share in the industries we serve primarily due to our technology leadership. This growth is a testament to the strength of our products and our sales execution, and we believe additional opportunities exist as our brand awareness grows. We are looking forward to continued success in the final quarter of this fiscal year and into next year.”

Beginning in fiscal 2006, the Company combined its previously reported mammography and digital detector operating segments to better reflect how the Company views its operations and manages its business. Since fiscal 2006, the primary function of the digital detector business is to support the Company’s mammography product line.

The Company has three reporting segments: Mammography/Breast Care, Osteoporosis Assessment and All Other. The recently acquired AEG operation is included in All Other. The recently acquired R2 and Suros operations are included in Mammography/Breast Care.

Third quarter financial overview by segment:

•

Mammography/Breast Care revenues increased 81% to $153,511,000 for the third quarter of fiscal 2007 from $85,837,000 for the same period in fiscal 2006. This increase was primarily due to continued increasing sales of Selenia and to a lesser extent, the inclusion of the recently acquired Suros and R2 operations. Operating income for this business segment in the third quarter of fiscal 2007 increased to $37,872,000 compared to operating income of $19,536,000 in the third quarter of fiscal 2006. This increase in operating income in the current quarter was primarily due to the significant increase in revenues and the higher gross margins on increasing product sales of Selenia and to a lesser extent, lower cost of CAD in connection with our acquisition of R2. Mammography/Breast Care costs and expenses in the third quarters of fiscal 2007 and 2006 included $1,331,000 and $710,000, respectively, of stock-based compensation.

•

Osteoporosis assessment revenues decreased to $15,731,000 for the third quarter of fiscal 2007 from $19,548,000 for the same period in fiscal 2006. This decrease was primarily due to a reduction in the number of bone densitometry systems sold in the U.S. as a direct result of decreases in reimbursement and a slight shift to lower-end bone densitometry systems with lower average selling prices. Operating income for this business segment in the third quarter of fiscal 2007 was $294,000 compared to operating income of $2,241,000 in the third quarter of fiscal 2006 reflecting a shift to more systems with fewer features, lower selling prices and earning lower gross margins which was offset in part by lower operating expenses. Osteoporosis assessment costs and expenses in the third quarters of fiscal 2007 and 2006 included $200,000 and $279,000, respectively, of stock-based compensation.

•

All other revenues, which includes the Company’s AEG, mini C-arm, extremity MRI, conventional general radiography service and digital general radiography systems businesses, increased 56% to $22,263,000 for the third quarter of fiscal 2007 from $14,300,000 for the same period in fiscal 2006. The increase in revenues was primarily due to the inclusion of a full quarter of revenues from the AEG businesses acquired on May 2, 2006 and, to a lesser extent, an increase in the number of mini C-arm systems sold in the current quarter. Operating income for this business segment in the third quarter of fiscal 2007 was $1,766,000 compared to an operating loss of $3,196,000 in the third quarter of fiscal 2006. Costs and expenses for this business segment in the third quarters of fiscal 2007 and 2006 include $56,000 and $45,000, respectively, of stock-based compensation.

Hologic’s management will host a conference call today at 9:30 a.m. (Eastern) to discuss third quarter fiscal 2007 operating results. Interested participants may listen to the call by dialing 800-311-0799 or 719-457-2695 for international callers and referencing code 8843154 approximately 15 minutes prior to the call. For those unable to participate in the live broadcast, a replay will be available one hour after the call ends through August 3, 2007 at 888-203-1112 or 719-457-0820 for international callers, access code 8843154. The Company will also provide a live webcast of the call on the investor relations page of the Company’s website at www.hologic.com/investor. A replay of the call will also be available on the investor relations page of the Company’s website www.hologic.com/investor shortly after the completion of the live broadcast. A power point presentation related to the conference call will be posted in the investor relations page of the Company’s website at www.hologic.com/investor.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic and medical imaging systems dedicated to serving the healthcare needs of women, and a leading developer of innovative imaging technology for digital radiography and breast imaging. Hologic’s core business units are focused on mammography and breast biopsy, osteoporosis assessment, and mini C-arm and extremity MRI imaging for orthopedic applications. For more information visit www.hologic.com.

Forward Looking Disclaimer

This News Release contains forward-looking information that involves risks and uncertainties, including statements regarding the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding: the Company’s backlog and any implication that the Company’s backlog may be indicative of future sales; the Company’s and its management’s expectations regarding future growth. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

The Company’s backlog consists of purchase orders for which delivery is scheduled within the next twelve months, as specified by the customer. In certain circumstances, orders included in backlog may be canceled or rescheduled by customers without significant penalty. Therefore, backlog as of any particular date should not be relied upon as indicative of the Company’s net revenues for any future period.

Hologic has recently acquired AEG Elektrofotografie, R2 Technologies and Suros Surgical Systems. Risks and uncertainties relating to these acquisitions could cause actual results to materially differ from those contemplated by the forward-looking statements. Such risks and uncertainties include, without limitation: the ability of Hologic to successfully integrate acquired businesses, which may result in the combined companies not operating as effectively and efficiently as expected; the ability and time it may take to achieve the expected synergies from its acquisitions; the risk that the Company may incur unexpected costs or liabilities in connection with an acquisition; the risk that the combined companies may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors; risks associated with international operations, particularly in respect of the acquisition of AEG, which has headquarters in Germany and operates a manufacturing facility in China; financing risks associated with the acquisitions, including risks relating to the Company’s obligation to meet financial covenants and payment obligations under bank or other financing obtained to fund the Company’s earn-out obligations under the Suros acquisition.

Other risks and uncertainties that could adversely affect the Company’s business and prospects include without limitation: manufacturing risks that may limit the Company’s ability to increase commercial production of the Selenia and other of its digital products, including the Company’s reliance on a single source of supply for some key components of its products as well as the need to comply with especially high standards for those components and in the manufacture of digital X-ray products in general; uncertainties inherent in the development of new products and the enhancement of existing products, including technical and regulatory risks, cost overruns and delays; the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; the ability of the Company’s sales force to successfully service its product offerings; the Company’s ability to successfully complete or manage current or future acquisitions, alliances or joint ventures, such as the Company’s contemplated transactions with Cytyc corporation and BioLucent, Inc.; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for digital mammography products; expenses and uncertainties relating to litigation; risks relating to compliance with financial covenants under the Company’s credit facility and leases; technical innovations that could render products marketed or under development by the Company obsolete; competition; and reimbursement policies for the use of the Company’s products and products under development. Other factors that could adversely affect the Company’s business and prospects are described in the Company’s filings with the Securities and Exchange Commission. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

HOLOGIC, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

ASSETS
	June 30, 2007	September 30, 2006
CURRENT ASSETS:
Cash and cash equivalents	$93,800	$29,923
Accounts receivable, net	131,567	108,566
Inventories	92,545	93,477
Deferred income tax assets	20,346	50,944
Prepaid expenses and other current assets	12,359	7,112

Total current assets	350,617	290,022

Property and equipment, net	67,921	61,723
Intangible assets, net	146,058	158,161
Goodwill, net	354,615	341,994
Other assets, net	14,698	4,305

	$933,909	$856,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
	June 30, 2007	September 30, 2006
CURRENT LIABILITIES:
Line of credit	$—	$55,000
Current portion of notes payable	2,536	2,921
Accounts payable	36,808	26,443
Accrued expenses	85,540	59,012
Deferred revenue	40,850	30,903

Total current liabilities	165,734	174,279

Note payable, net of current portion	7,064	6,163
Deferred income tax liabilities	49,757	60,858
Deferred revenue	7,223	6,630
Other long term liabilities	4,071	2,525

Total long term liabilities	68,115	76,176

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value—Authorized—90,000 shares
Issued – 53,938 and 52,645 shares, respectively	539	526
Capital in excess of par value	562,605	532,255
Retained earnings	136,343	73,875
Accumulated other comprehensive income (loss)	1,037	(442)
Treasury stock, 90 shares at cost	(464)	(464)

Total stockholders' equity	700,060	605,750

	$933,909	$856,205

HOLOGIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30, 2007	June 24, 2006	June 30, 2007	June 24, 2006
REVENUES	$191,505	$119,685	$535,804	$308,625
COSTS AND EXPENSES (1):
Cost of revenues	98,737	69,296	279,451	178,133
Cost of revenues – amortization of intangible assets	2,655	729	8,335	2,113
Research and development	11,413	6,460	33,221	18,288
Selling and marketing	21,067	12,953	61,660	34,838
General and administrative	16,318	10,879	47,738	27,156
Amortization of acquired intangible assets	1,383	188	4,145	518
Charge for in-process research and development	—	600	—	4,800

	151,573	101,105	434,550	265,846

Income from operations	39,932	18,580	101,254	42,779
Interest income	853	1,181	1,630	3,454
Interest and other expense, net	(247)	(544)	(2,126)	(536)

Income before provision for income taxes	40,538	19,217	100,758	45,697
Provision for income taxes	15,790	7,200	38,290	16,800

Net income	$24,748	$12,017	$62,468	$28,897

Net income per common and common equivalent share:
Basic	$0.46	$0.26	$1.17	$0.64

Diluted	$0.45	$0.25	$1.14	$0.61

Weighted average number of common shares outstanding:
Basic	53,812	45,576	53,246	45,039

Diluted	55,009	47,516	54,722	47,221

(1) Stock-based Compensation included in Costs and Expenses:
Cost of revenues	$164	$128	$529	$311
Research and development	218	114	622	307
Selling and marketing	148	83	490	231
General and administrative	1,057	709	3,050	1,590

	$1,587	$1,034	$4,691	$2,439

HOLOGIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED NET INCOME

(Unaudited)

(In thousands)

	Three Months Ended June 30, 2007				Three months Ended June 24, 2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
REVENUES	$191,505	—		$191,505	$119,685	—		$119,685
COSTS AND EXPENSES:
Cost of revenues	98,737	(164	)(1)	98,573	69,296	(128	)(1)	69,168
Cost of revenues – amortization of intangible assets	2,655	(2,427	)(2)	228	729	(501	)(2)	228
Research and development	11,413	(218	)(1)	11,195	6,460	(114	)(1)	6,346
Selling and marketing	21,067	(148	)(1)	20,919	12,953	(83	)(1)	12,870
General and administrative	16,318	(1,057	)(1)	15,261	10,879	(709	)(1)	10,170
Amortization of acquired intangible assets	1,383	(1,383	)(2)	—	188	(188	)(2)	—
Charge for in-process research and development	—	—		—	600	(600	)(3)	—

	151,573	(5,397)		146,176	101,105	(2,323)		98,782

Income from operations	39,932	5,397		45,329	18,580	2,323		20,903
Interest income	853	—		853	1,181	—		1,181
Interest and other income (expense), net	(247)	—		(247)	(544)	—		(544)

Income before provision for income taxes	40,538	5,397		45,935	19,217	2,323		21,540
Provision for income taxes	15,790	(1,448	)(4)	17,238	7,200	(262	)(4)	7,462

Net income	$24,748	$3,949		$28,697	$12,017	$2,061		$14,078

The Company has provided net income on a non-GAAP basis for the third quarter of fiscal 2007 and 2006 excluding acquisition related charges and stock compensation expense. A reconciliation of this non-GAAP financial measure to the Company’s net income for the third quarter of fiscal 2007 and 2006 is set forth in the supplemental schedule above. The Company believes that this non-GAAP measure is useful to investors in comparing the results of operations in the third quarter of fiscal 2007 to the comparable period in fiscal 2006 by eliminating certain of the more significant effects of the acquisitions that took place in fiscal 2006, as well as the Company’s adoption of FASB Statement 123R at the beginning of fiscal 2006. Management uses this non-GAAP financial measure for this purpose. When analyzing the Company’s operating performance, investors should not consider this non-GAAP measure as a substitute for net income prepared in accordance with GAAP.

(1)	To exclude the impact of stock based compensation expense in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R. Effective September 25, 2005, Hologic adopted SFAS No. 123R and elected not to apply this new accounting standard to its prior years’ financial statements. For the three months ended June 30, 2007 and June 24, 2006, the total pre-tax expense for all stock based compensation expense in accordance with SFAS No. 123R was $1,587 and $1,034 respectively.
(2)	To exclude the ongoing, non-cash amortization of the intangible assets acquired during fiscal 2006.
(3)	To exclude non-cash expense associated with writing off the acquired in-process research and development related to the acquisition of AEG in the third quarter of fiscal 2006.
(4)	To reflect the tax effect of adjustment (2) above.